UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2024
______________________
Willow Tree Capital Corporation
(Exact name of Registrant as Specified in Its Charter)
______________________

Maryland	814-01698	93-2706372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue 29th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 218-1090
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.
Investment Management Agreement
On November 8, 2024, Willow Tree Capital Corporation (the “Company”) entered into an investment management agreement (the “Investment Management Agreement”) with Willow Tree Capital Corp Advisors LLC (the “Adviser”), a registered investment adviser that is an indirect majority owned subsidiary of Willow Tree Credit Partners LP (“Willow Tree”). Pursuant to the Investment Management Agreement, the Adviser will be responsible for sourcing, reviewing and structuring investment opportunities for the Company, underwriting and performing due diligence on the Company’s investments and monitoring its investment portfolio on an ongoing basis. Pursuant to the Investment Management Agreement, the Company will pay the Adviser a fee for its investment advisory and management services consisting of two components – a management fee and an incentive fee.
Management fee
The management fee will be calculated at an annual rate of 1.25% of the Company’s net assets (defined as total assets less liabilities) at the end of the most recently completed calendar quarter. The management fee for any partial quarter will be prorated during the relevant calendar quarter.
Incentive fee
The incentive fee, which provides the Adviser with a share of the income that it generates for the Company, will consist of two components – investment income and capital gains – which are largely independent of each other, with the result that one component may be payable even if the other is not payable.
Under the investment income component, the Company will pay the Adviser each quarter 12.50% of the amount by which the Company’s pre-incentive fee net investment income (defined below) for the quarter exceeds a hurdle rate of 1.50% (which is 6.00% annualized) of the Company’s net assets at the end of the immediately preceding calendar quarter, subject to a “catchup” provision pursuant to which the Adviser receives all of such income in excess of the 6.00% level but less than 1.714% (6.875% annualized). The effect of the “catch-up” provision is that if pre-incentive fee net investment income exceeds 1.50% in any calendar quarter, the Adviser receives 12.50% of pre-incentive fee net investment income as if the 1.50% hurdle rate did not apply.
For this purposes of calculating the income component of the incentive fee, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees received from portfolio companies) accrued during the fiscal quarter, minus operating expenses for the quarter (including the management fee, expenses payable under the Administration Agreement (described below) and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that the Company has not yet received in cash; provided, however, that the portion of the investment income incentive fee attributable to deferred interest features will be paid, only if and to the extent received in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income will not reduce the amounts payable for any quarter pursuant to the calculation of the investment-income component described above.
The capital gains component of the incentive fee will be determined and paid annually in arrears at the end of each calendar year, and will equal 12.50% of aggregate cumulative realized capital gains from November 8, 2024 (the date on which the Company elected to be regulated as a business development company (the “BDC Election”)) through the end of that year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees. For the purposes of calculating the capital gains portion of the incentive fee, “aggregate cumulative realized capital gains” will not include any unrealized appreciation. The capital gains portion of the incentive fee will not be subject to any minimum return to shareholders.
Unless terminated earlier, the Investment Management Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board of Directors of the Company (the “Board”) or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by the vote of a majority of the Company’s directors who are not parties to the Investment Management Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)).
The description above is only a summary of the material provisions of the Investment Management Agreement and is qualified in its entirety by reference to the copy of the Investment Management Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.
Administration Agreement
On November 8, 2024, the Company entered into an administration agreement (the “Administration Agreement”) with Willow Tree (the “Administrator”), pursuant to which the Administrator is responsible for furnishing the Company with office facilities and equipment and providing the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Payments under the Administration Agreement are equal to the Company’s allocable portion of the Administrator’s overhead resulting from its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staff. The board of directors, including a majority of independent directors, will review the compensation paid to the Administrator to determine if the provisions of the Administrative Agreement are carried out satisfactorily and to determine, among other things, whether the fees payable under the Administrative Agreement are reasonable in light of the services provided.
The description above is only a summary of the material provisions of the Administration Agreement and is qualified in its entirety by reference to the copy of the Administration Agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.
License Agreement
On November 8, 2024, the Company entered into a license agreement with Willow Tree under which Willow Tree has agreed to grant the Company a non-exclusive royalty-free license to use the name “Willow Tree” and the Willow Tree logo. Under the License Agreement, the Company has the right to use the “Willow Tree” name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Willow Tree” name. The License Agreement will remain in effect for so long as the Investment Management Agreement with the Adviser is in effect.
The description above is only a summary of the material provisions of the License Agreement and is qualified in its entirety by reference to the copy of the License Agreement, which is filed as Exhibit 10.3 to this current report on Form 8-K and incorporated herein by reference.
Merger Agreements
Prior to the Company making the BDC Election, on November 8, 2024, the Company entered into an agreement and plan of merger (the “Onshore Merger Agreement”) with Willow Tree Capital Fund, LLC, a Delaware limited liability company managed by the Adviser (the “Onshore Fund”), under which the Onshore Fund would merge with and into the Company, with the Company surviving the merger (the “Onshore Merger”). Prior to the completion of the Onshore Merger, the Adviser served as investment adviser to the Onshore Fund. Under the Onshore Merger Agreement, the members of the Onshore Fund would receive approximately 0.99 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for each unit of membership interest held by such members. The Onshore Merger closed on November 8, 2024, prior to the BDC Election. As a result of the Onshore Merger, the Company issued 6,939,661 shares of Common Stock, and acquired a portfolio of assets consisting of 96 loans to 32 borrowers (including term loans, delayed draw term loans, and revolvers), cash and other assets (collectively, the “Onshore Assets”), which assets had an aggregate net asset value of $108,911,032 million.
Contemporaneously with entering the Onshore Merger Agreement, and prior to the Company making the BDC Election, on November 8, 2024, the Company entered into an agreement and plan of merger (the “Offshore Merger Agreement” and, together with the Onshore Merger Agreement, the “Merger Agreements”) with Willow Tree Capital Offshore Fund, LLC, a Cayman Islands exempted limited liability company managed by the Adviser (the “Offshore Fund”), under which the Offshore Fund would merge with and into the Company, with the Company surviving the merger (the “Offshore Merger” and, together with the Onshore Merger, the “Mergers”). Prior to the completion of the Offshore Merger, the Adviser served as investment adviser to the Offshore Fund. Under the Offshore Merger Agreement, the members of the Offshore Fund would receive one (1) share of Common Stock for each unit of membership interest held by such members. The Offshore Merger closed on November 8, 2024, prior to the BDC Election. As a result of the Offshore Merger, the Company issued 4,803,384 shares of Common Stock, and acquired a portfolio of assets consisting of 51 loans to 26 borrowers (including term loans, delayed draw term loans, and revolvers), cash and other assets (collectively, the “Offshore Assets”), which assets had an aggregate net asset value of $75,384,313 million.
Following the completion of the Mergers, the Company’s total assets were approximately $388,992,763 consisting of 99 loans to 33 borrowers (including term loans, delayed draw term loans, and revolvers), cash and other assets.
The description above is only a summary of the material provisions of the Merger Agreements and is qualified in its entirety by reference to copies of each of the Onshore Merger Agreement and the Offshore Merger Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, to this current report on Form 8-K and incorporated herein by reference.
Credit Facility and Subscription Line
Credit Facility
On November 8, 2024, WT Capital Fund – SPV1, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into a $300 million revolving credit facility with Ally Bank, as administrative agent (the “A&R Credit Facility”). The A&R Credit Facility combines, amends and restates the Prior Onshore Credit Facility and the Prior Offshore Credit Facility each as defined and described below.

Prior to the consummation of the transactions under the Merger Agreements, the Borrower was a wholly-owned subsidiary of the Onshore Fund and, prior to the effectiveness of the A&R Credit Facility, the Borrower was the borrower under a $100 million revolving credit facility with Ally Bank (“Prior Onshore Credit Facility”). On November 8, 2024, WT Capital Fund (Offshore) – SPV1, LLC (the “Prior Offshore Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Company, merged with the Borrower with the Borrower being the surviving limited liability company. Prior to the consummation of the transactions under the Merger Agreements, the Offshore Borrower was a wholly-owned subsidiary of the Offshore Fund and, prior to the effectiveness of the A&R Credit Facility, the Offshore Borrower was the borrower under a $100 million revolving credit facility with Ally Bank (“Prior

Offshore Credit Facility”). The A&R Credit Facility combines, amends and restates the Prior Onshore Credit Facility and the Prior Offshore Credit Facility, and increases the total commitments thereunder to $300 million.
The A&R Credit Facility matures on November 8, 2029 and bears interest at Daily Simple SOFR, one-month Term SOFR or three-month Term SOFR, at the option of the Borrower.
The A&R Credit Facility is secured by all of the assets held by the Borrower. Under the A&R Credit Facility, the Borrower has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Company acts as the collateral manager and as the transferor under the A&R Credit Facility and the related transaction documents, and, in connection therewith, the Company has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The A&R Credit Facility includes usual and customary events of default for credit facilities of this nature.
Borrowings under the A&R Credit Facility are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the A&R Credit Facility and is qualified in its entirety by reference to a copy of the Amended and Restated Loan, Security and Collateral Management Agreement, which is filed as Exhibit 10.4 to this current report on Form 8-K and incorporated herein by reference.
Subscription Line
On November 8, 2024 the Company entered into a $90,000,000 revolving credit facility with City National Bank, as administrative agent (the "Subscription Facility"). The Subscription Facility is a replacement of each of the Prior Onshore Subscription Facility (as defined below) and the Prior Offshore Subscription Facility (as defined below).
Prior to the consummation of the transactions under the Merger Agreements, and prior to the effectiveness of the Subscription Facility, (a) the Onshore Fund was the borrower under a revolving credit facility with City National Bank as administrative agent (the "Prior Onshore Subscription Facility") and (b) the Offshore Fund was a borrower under a revolving credit facility with City National Bank as administrative agent (the "Prior Offshore Subscription Facility" and, collectively with the Prior Onshore Subscription Facility, the "Prior Subscription Facilities"). In connection with the Mergers and the consummation of the transactions under the Merger Agreements, each of the Prior Subscription Facilities are being terminated.
The Subscription Facility matures on November 7, 2025 and bears interest based on one-month Term SOFR, three-month Term SOFR, the Prime Rate or Daily Simple SOFR, at the Company's option, plus the applicable margin.
The Subscription facility is secured by (a) the Company's rights to make capital calls of the capital commitments of each of its investors and all other rights, title, interests, powers and privileges related to, appurtenant to or arising out of the Company's rights to require or demand that such investors make capital contributions to the Company, (b) the Company's rights, titles, interest and privileges in and to the capital commitments, uncalled capital commitments, pending capital calls and capital contributions made by its investors, (c) all of the Company's rights, titles, interests, remedies and privileges under the applicable organizational documents, subscription agreements and side letters (including those in accordance with each of the Onshore Fund's and the Offshore Fund's operating agreements) to make, issue notices with respect to, and enforce capital calls and to receive and enforce the funding of capital contributions; (d) the Company's rights, titles, interests, remedies and privileges under its organizational documents and subscription agreements to issue and enforce capital calls, to receive and enforce capital contributions and relating to issuing, enforcing or receiving capital calls, capital commitments or capital contributions, (e) the Company's deposit accounts at City National Bank (or any substitute account, wherever located) into which capital call proceeds are paid, together with the Company's rights, titles and interests in and to each such account, all sums or other property now or at any time on deposit therein, credited thereto or payable thereof, and all instruments, documents, certificates and other writings evidencing each such account, and (f) all proceeds of the foregoing.
The Subscription Facility includes customary representations and warranties, and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities and includes usual and customary events of default for credit facilities of this nature.

Participation Agreements
On September 16, 2024, the Onshore Fund entered into a LSTA Par/Near Par Trade Confirmation in its capacity as the seller with Macquarie Bank Limited (“Macquarie”) as the buyer (the “Initial Participation”), and a related Participation Agreement for Par/Near Par Trades (the “Participation Agreement”) pursuant to which the Onshore Fund sold to Macquarie a participation in connection with a term loan held by the Onshore Fund under a credit agreement dated as of November 25, 2020 with, inter alia, Higginbotham Insurance Agency, Inc. (the “Higginbotham Loan”). On the same date, Macquarie, as the seller, and the Onshore Fund, as the buyer, entered into a LSTA Par/Near Par Trade Confirmation (the “Assignment Confirmation”) pursuant to which Macquarie agreed to sell to the Onshore Fund by a specified time period provided therein via an assignment all rights in the Higginbotham Loan which Macquarie had purchased a participation in under the Initial Participation. On November 8, 2024, immediately prior to giving effect to the Merger contemplated by the Merger Agreements, the Onshore Fund, the Company and Macquarie entered into that certain Assumption of Participation Agreement & Trade Confirmation pursuant to which the Company acknowledged that, upon the effectiveness of the transactions contemplated by the Merger Agreements, the Company would become the “seller” under the Participation Agreement and assume all obligations and liabilities of the Onshore Fund under the Participation Agreement, and shall become the buyer under the Assignment Confirmation and assume all obligations and liabilities of the Onshore Fund under the Assignment Confirmation. In connection therewith, the Onshore Fund agreed, on or immediately prior to the effectiveness of the Merger Transactions, to pay to Macquarie the fee accrued pursuant to the Assignment Confirmation.
On August 2, 2024, Willow Tree Capital Offshore Blocker, LLC (the “Offshore Blocker”) entered into a LSTA Par/Near Par Trade Confirmation in its capacity as the seller with Macquarie as the buyer (the “Initial Blocker Participation”), and a related Participation Agreement for Par/Near Par Trades (the “Blocker Participation Agreement”) pursuant to which the Offshore Blocker sold to Macquarie a participation in connection with a term loan held by the Offshore Blocker under a credit agreement dated as of October 23, 2020 with, inter alia, RPX Corporation (the “RPX Loan”). On the same date, Macquarie, as the seller, and the Offshore Blocker, as the buyer, entered into a LSTA Par/Near Par Trade Confirmation (the “Blocker Assignment Confirmation”) pursuant to which Macquarie agreed to sell to the Offshore Blocker by a specified time period provided therein via an assignment all rights in the RPX Loan which Macquarie had purchased a participation in under the Initial Blocker Participation. On August 2, 2024, the Offshore Fund entered into a Guaranty in favor of Macquarie pursuant to which the Offshore Fund guaranteed the payment and performance of the Offshore Blocker’s obligation to purchase the RPX Loan in accordance with the Blocker Assignment Confirmation (the “RPX Guaranty”).
On September 30, 2024, the Offshore Blocker entered into a LSTA Par/Near Par Trade Confirmation in its capacity as the seller with Macquarie as the buyer (the “Second Blocker Participation”), and a related Participation Agreement for Par/Near Par Trades (the “Second Blocker Participation Agreement”) pursuant to which the Offshore Blocker sold to Macquarie a participation in connection with a term loan held by the Offshore Blocker under a credit agreement dated as of September 30, 2024 with, inter alia, ESCP DTFS Inc. (the “ESCP Loan”). On the same date, Macquarie, as the seller, and the Offshore Blocker, as the buyer, entered into a LSTA Par/Near Par Trade Confirmation (the “Second Blocker Assignment Confirmation”) pursuant to which Macquarie agreed to sell to the Offshore Blocker by a specified time period provided therein via an assignment all rights in the ESCP Loan which Macquarie had purchased a participation in under the Second Blocker Participation. On September 30 2024, the Offshore Fund entered into a Guaranty in favor of Macquarie pursuant to which the Offshore Fund guaranteed the payment and performance of the Offshore Blocker’s obligation to purchase the ESCP Loan in accordance with the Second Blocker Assignment Confirmation (the “ESCP Guaranty” and, together with the RPX Guaranty, the “Offshore Blocker Guarantees”).
On November 8, 2024, immediately prior to giving effect to the Merger contemplated by the Merger Agreements, the Offshore Fund, the Company and Macquarie entered into that certain Assumption of Guaranty pursuant to which the Company acknowledged that, upon the effectiveness of the transactions contemplated by the Merger Agreements, the Company would become the guarantor under each of the Offshore Blocker Guarantees and would assume all obligations and liabilities of the Offshore Fund under each of the Offshore Blocker Guarantees.
Item 2.01 – Completion of Acquisition or Disposition Assets.
The information contained in Item 1.01 “Entry into a Material Definitive Agreement” under the heading “Merger Agreements” is incorporated by reference in this Item 2.01.
Item 2.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information contained in Item 1.01 “Entry into a Material Definitive Agreement” under the heading “Merger Agreements” is incorporated by reference in this Item 2.03.
Item 3.02 - Unregistered Sales of Equity Securities.

The information contained in Item 1.01 “Entry into a Material Definitive Agreement” under the heading “Merger Agreements” is incorporated by reference in this Item 3.02.
On November 8, 2024, the Company issued 11,743,045 shares of its Common Stock pursuant to the Mergers and acquired net assets of approximately $184,295,345 million.
The issuance of the Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof.

Item 9.01 - Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The financial statements of the Onshore Fund and the Offshore Fund and the supplemental disclosure information required by Regulation S-X Rule 6-11 are filed with this Current Report on Form 8-K. With respect to the supplemental financial information required to be provided herein, the Company has (i) included as Exhibit 99.3, a table showing the current fees for the Company and the Onshore Fund and Offshore Fund, and pro forma fees after giving effect to the Mergers, (ii) determined that the acquisition of the Onshore Fund and the Offshore Fund will not result in a material change in the Company’s investment portfolio due to investment restrictions, and (iii) determined that there are no material differences in accounting policies of the Company when compared to the Onshore Fund and Offshore Fund.
The financial statements of the Onshore Fund and the Offshore Fund required to be provided herein are filed as Exhibits 99.1 and 99.2 and incorporated into this Item 9.01(a) by reference.
(d)Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 8, 2024, by and between and Willow Tree Capital Corporation and Willow Tree Capital Fund, LLC
2.2	Agreement and Plan of Merger, dated as of November 8, 2024, by and between and Willow Tree Capital Corporation and Willow Tree Capital Offshore Fund, LLC
10.1	Investment Management Agreement between, dated as of November 8, 2024, between Willow Tree Capital Corporation and Willow Tree Capital Corp Advisors LLC
10.2	Administration Agreement, dated as of November 8, 2024, Willow Tree Capital Corporation and Willow Tree Credit Partners LP
10.3	License Agreement, dated as of November 8, 2024, by and between Willow Tree Capital Corporation and Willow Tree Credit Partners LP
10.4
Amended and Restated Loan, Security and Collateral Management Agreement, dated as of November 8, 2024, by and between Willow Tree Capital Corporation, as collateral manager and transferor, WT Capital Fund – SPV1, LLC, as borrower, each of the lenders from time to time party thereto, Ally Bank, as administrative agent and arranger, and State Street Bank and Trust Company, as collateral custodian

10.5
Revolving Credit and Security Agreement, dated as of November 8, 2024, by and between Willow Tree Capital Corporation, as the primary borrower and City National Bank as the administrative agent and a Lender

10.6	Assumption of Guaranty by and among Willow Tree Capital Offshore Fund, LLC, Willow Tree Capital Corporation and Macquarie Bank Limited
10.7	Assumption of Participation Agreement and Trade Confirmation by and among Willow Tree Capital Fund, LLC, Willow Tree Capital Corporation and Macquarie Bank Limited
99.1	Audited Consolidated Financial Statements of Willow Tree Capital Fund, LLC as of June 30, 2024 and for the period from January 25, 2024 to June 30, 2024
99.2	Unaudited Consolidated Financial Statements of Willow Tree Capital Offshore Fund, LLC as of June 30, 2024 and for the six months ended June 30, 2024
99.3	Audited Consolidated Financial Statements of Willow Tree Capital Offshore Fund, LLC as of December 31, 2023 and for the period from September 28, 2023 to December 31, 2023
99.4	Fees and Expenses

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willow Tree Capital Corporation

Date: November 8, 2024	By:	/s/ Mark Klingensmith
Name: Mark Klingensmith
Title: Chief Financial Officer